            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-20611, No. 33-48104, No. 33-58106, No. 333-44631
and No. 333-95743) and the Registration Statements on Form S-3 (No. 33-33104, No. 33-42265 and No. 33-41586) of Baldwin Technology Company, Inc. of our report dated June 28, 2004 relating to the financial statements of the Baldwin Technology Profit Sharing and Savings Plan, which appears in this Form 11-K.



PricewaterhouseCoopers LLP

Stamford, CT
JUNE 28, 2004


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